UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

October 5, 2006
Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Agreement.

On October 5, 2006, in connection with the consummation of the previously announced merger of CNL Retirement Properties, Inc., a Maryland corporation (“CRP”), with a wholly owned subsidiary of Health Care Property Investors, Inc., a Maryland corporation (“HCP”), HCP entered into two new credit agreements, each with Bank of America, N.A., as administrative agent, and a syndicate of banks, as lenders.

Under the new bridge facility credit agreement, the lenders made a $705,729,000 term loan maturing on October 3, 2007, which was drawn in full at closing.  Under the new bank facility credit agreement, the lenders made a $1,700,000,000 term loan maturing on October 3, 2008, which was drawn in full at closing, and made three-year revolving loan commitments in an aggregate amount of $1,000,000,000, a portion of which was drawn at closing.  The proceeds of the term loans and revolving loans, together with cash on hand, were used to pay the cash portion of the merger consideration in connection with the CRP transaction, and to pay the fees and expenses in connection therewith.

HCP’s obligations under the new credit agreements are senior unsecured obligations of HCP, ranking pari passu with other unsecured, unsubordinated general obligations of HCP, and are guaranteed on a senior unsecured basis by certain subsidiaries of HCP.

The term loans outstanding under the bridge facility credit agreement and the bank facility credit agreement each bear interest at a rate per annum equal to LIBOR plus a margin ranging from 0.60% to 1.35%, depending upon HCP’s senior unsecured long term debt ratings.  Revolving loans outstanding under the bank facility credit agreement bear interest at a rate per annum equal to LIBOR plus a margin ranging from 0.475% to 1.10%, depending upon HCP’s senior unsecured long term debt ratings.

The new credit agreements contain covenants that are substantially similar to as the covenants in HCP’s existing $500 million credit agreement dated October 26, 2004 with Bank of America, N.A., as administrative agent, and a syndicate of other banks and commercial lenders, as lenders, which credit agreement was terminated concurrently with the closing of the two new credit agreements.  These covenants include, among others:

•      a restriction on incurring priority debt, including secured debt and debt of HCP’s subsidiaries that are not guarantors of HCP’s obligations under the credit agreements;

•      a restriction on repurchasing or redeeming capital stock;

•      restrictions on merging, dissolving, liquidating or selling substantially all consolidated assets;

•      a restriction on certain investments;

•      a requirement that HCP maintain a maximum ratio of total debt to consolidated total assets (as defined);

•      a requirement that HCP maintain a maximum ratio of unsecured debt to consolidated unencumbered assets (as defined);

•      a requirement that HCP maintain a maximum ratio of secured debt to consolidated total assets (as defined);

•      a requirement that HCP maintain a minimum ratio of consolidated EBITDA to consolidated fixed charges; and

•      a requirement that HCP maintain a minimum consolidated tangible net worth.

The new credit agreements contain customary events of default.  If an event of default occurs and is continuing under either agreement, HCP might be required immediately to repay the loans and all other amounts outstanding under such agreement.  Lenders holding more than 50% of the loans and commitment under each new credit agreement may elect to accelerate the maturity of the loans outstanding under the respective credit agreements upon the occurrence and during the continuation of an event of default.

Bank of America, N.A., UBS AG, JPMorgan Chase Bank, N.A., Barclays Bank plc, and other lenders under the new credit agreements and their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for HCP and its affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

The description of the new credit agreements set forth above is qualified by the Credit Agreement filed in this Current Report on Form 8-K as Exhibit 10.1 and the Credit Agreement filed in this Current Report on Form 8-K as Exhibit 10.2, each as incorporated herein by reference.

Item 2.01              Completion of Acquisition or Disposition of Assets.

On October 5, 2006, HCP completed the merger (the “Merger”) of CRP with a wholly owned subsidiary of HCP.  In the Merger, each share of CRP common stock was converted into the right to receive a cash payment of $11.1293 and 0.0865 of a share of HCP common stock, and HCP assumed or refinanced approximately $1.7 billion of CRP’s outstanding debt.  Simultaneously with the closing of the Merger, HCP completed the merger of CNL Retirement Corp. (“CRC”), the external advisor to CRP, with a wholly owned subsidiary of HCP for merger consideration to the 10 stockholders of CRC consisting in the aggregate of 4,378,918 shares of HCP common stock.

As noted above, in connection with the completion of the Merger, HCP closed on new bridge, term and revolving credit facilities on October 5, 2006, providing for aggregate borrowings of up to $3.4 billion with Bank of America, N.A., as administrative agent.  HCP also financed a portion of the cash consideration for the Merger through the issuance and sale on September 19, 2006 of $300 million principal amount of floating rate notes due 2008, $300 million principal amount of 5.95% notes due 2011 and $400 million principal amount of 6.30% notes due 2016.  Barclays Capital Inc. and J.P. Morgan Securities Inc. acted as the joint bookrunning managers for the sale of the notes.

The press release announcing the completion of the Merger, dated October 5, 2006, is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 above is hereby incorporated by reference.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

We have previously filed the following financial statements relating to CRP and CRC as Exhibits 99.3, 99.4, 99.5 and 99.6 to our Current Report on Form 8-K filed on September 8, 2006:

•      CRP Financial Statements as of December 31, 2005 and 2004 and for the three years in the period ended December 31, 2005;

•      CRP Financial Statements for the six months ended June 30, 2006;

•      CRC Financial Statements as of December 31, 2005 and 2004 and for the three years in the period ended December 31, 2005; and

•      CRC Financial Statements for the six months ended June 30, 2006.

To the extent required by this item, additional financial statements will be filed as part of an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(b)           Pro Forma Financial Information.

We have previously filed pro forma financial information relating to the Merger for the periods ended June 30, 2006 and December 31, 2005 as Exhibit 99.2 to our Current Report on Form 8-K filed on September 8, 2006.

To the extent required by this item, additional pro forma financial information will be filed as part of an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

HCP files exhibits 5.1 and 99.2 to, and incorporates such exhibits by reference in, the Registration Statement which was filed on September 11, 2006.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of May 1, 2006, by and among CNL Retirement Properties, Inc., Health Care Property Investors, Inc. and Ocean Acquisition 1, Inc. (incorporated herein by reference to the Current Report on Form 8-K filed by Health Care Property Investors, Inc. on May 4, 2006).

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

10.1

Credit Agreement dated as of October 5, 2006 among Health Care Property Investors, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC, as Joint Lead Arranger and Joint Bookrunner, UBS Securities LLC, as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, J.P. Morgan Securities Inc., as Joint Bookrunner, Barclays Capital, as Joint Bookrunner, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Barclays Bank PLC, as Co-Documentation Agent, Wachovia Bank, National Association, as Co-Documentation Agent, and the lenders party thereto.

10.2	Credit Agreement dated as of October 5, 2006 among Health Care Property Investors, Inc., as Borrower, Bank of America, N.A., as Administrative Agent,

Banc of America Securities LLC, as Joint Lead Arranger and Joint Bookrunner, UBS Securities LLC, as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, J.P. Morgan Securities Inc., as Joint Bookrunner, Barclays Capital, as Joint Bookrunner, JPMorgan Chase Bank, N.A., as Co-Documentation Agent, Barclays Bank PLC, as Co-Documentation Agent, Wachovia Bank, National Association, as Co-Documentation Agent, Goldman Sachs Credit Partners L.P., as Co-Documentation Agent, Merrill Lynch Bank USA, as Co-Documentation Agent, Wells Fargo Bank, N.A., as Senior Managing Agent, Citicorp North America, Inc., as Senior Managing Agent, Credit Suisse, Cayman Islands Branch, as Senior Managing Agent, Key Bank National Association, as Senior Managing Agent, SunTrust Bank, as Senior Managing Agent, The Bank of Nova Scotia, as Senior Managing Agent, The Royal Bank of Scotland PLC, as Senior Managing Agent, and the lenders party thereto.

99.1	Press Release dated October 5, 2006.

99.2	Information relating to Item 14 of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2006

By:	/s/ Edward Henning
Edward J. Henning
Senior Vice President,
General Counsel and
Corporate Secretary